UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 19, 2012

Unigene Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16005	22-2328609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

81 Fulton Street, Boonton, New Jersey		07005
(Address of principal executive offices)		(Zip Code)

(973) 265-1100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01. Other Events.

Unigene Laboratories, Inc. and Tarix Pharmaceuticals today announced the successful completion of a feasibility study of an oral formulation of TXA127, Tarix’s lead peptide drug candidate.  Data from the feasibility study demonstrated that the oral formulation of TXA127 produced extremely high exposure in the blood that resulted in a several-fold increase in bioavailability as compared to the oral delivery of the unformulated drug, and was equal to or greater than that achieved by the current subcutaneous formulation.

The oral formulation, developed jointly by Unigene and Tarix under a previously agreed upon feasibility program, leverages Unigene’s Peptelligence™ technology platform to enable enhanced oral delivery of TXA127. Tarix is developing TXA127 for multiple therapeutic indications, including enhancement of engraftment following peripheral blood and cord blood stem cell transplantation, reduction in GVHD and mucositis following allogeneic stem cell transplantation, and peripheral vascular disease. In September 2011, TXA127 was granted orphan drug status by the U.S. Food and Drug Administration (FDA) for the treatment of pulmonary arterial hypertension (PAH), a rare disease resulting from insufficient cardiac output.  Unigene’s Peptelligence™ platform comprises peptide oral drug delivery and manufacturing assets, expertise and capabilities.

A copy of the press release is attached hereto as Exhibit 99.1 and it is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description
99.1	Press Release dated September 19, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIGENE LABORATORIES, INC.

/s/ Gregory T. Mayes
Gregory T. Mayes, President and General Counsel

Date:       September 19, 2012

EXHIBIT INDEX

Exhibit No.	Document Description
99.1	Press Release dated September 19, 2012